Exhibit 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Ricardo Ramos R., Gerardo Illanes G., and Gonzalo Aguirre to act as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all such capacities, to sign (i) a Registration Statement or Registration Statements on Form F-3 or any other form that Sociedad Química y Minera de Chile S.A. (the “Company”) is then eligible to use, including any additional registration statements which may be filed under the U.S. Securities Act of 1933, as amended (the “Securities Act”), relating to the unallocated shelf registration of securities of the Company, as approved in the resolution adopted by the Board of Directors of the Company, and any and all amendments (including post-effective amendments), and supplements thereto to be filed by, or on behalf of, the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act, and to cause the same to be filed with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto each of the said attorneys-in-fact and agents of each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

Chairman of the
/s/ Alberto Salas M.	Board of Directors	March 19, 2021
Alberto Salas M.
	Vice Chairman of the Board of	March 19, 2021
/s/ Patricio Contesse F.	Directors
Patricio Contesse F.

/s/ Georges de Bourguignion A.	Director	March 19, 2021
Georges de Bourguignion A.

/s/ Hernán Büchi B.	Director	March 19, 2021
Hernán Büchi B.

/s/ Laurence Golborne R.	Director	March 19, 2021
Laurence Golborne R.

/s/ Gonzalo Guerrero Y.	Director	March 19, 2021
Gonzalo Guerrero Y.

/s/ Francisco Ugarte L.	Director	March 19, 2021
Francisco Ugarte L.

/s/ Robert J. Zatta	Director	March 19, 2021
Robert J. Zatta

/s/ Ricardo Ramos R.	Chief Executive Officer	March 19, 2021
Ricardo Ramos R.	(Principal Executive Officer)

/s/ Gerardo Illanes G.	Chief Financial Officer	March 19, 2021
Gerardo Illanes G.	(Principal Financial Officer)

/s/ Macarena Briseño	Chief Accounting Officer	March 19, 2021
Macarena Briseño	(Principal Accounting Officer)

Authorized Representative in
/s/ Pablo Hernandez	the U.S. for Sociedad Química	March 19, 2021
Name: Pablo Hernandez	y Minera de Chile S.A
Title: President of SQM North
America Corporation